                                EXHIBIT 3(i)(b)

                               ARTICLES OF MERGER
                               ------------------


     The undersigned corporations, Mail-Well Colorado, Inc., a Colorado corporation ("M-W Colorado"), and Mail-Well, Inc., a Delaware corporation ("M-W Delaware"), pursuant to Section 7-7-104 of the Colorado Revised Statutes, adopt the following Articles of Merger:

     Article 1. On the effective date, M-W Delaware shall merge with and into M-W Colorado and the separate existence of M-W Delaware shall cease pursuant to the terms of the Merger Agreement and Plan of Reorganization attached hereto as EXHIBIT A ("Merger Agreement"), and M-W Colorado shall continue as the surviving corporation.

     Article 2. The Merger Agreement was approved by the shareholders of M-W Delaware at a duly called and properly held Meeting of Shareholders. At the time of the adoption of the Merger Agreement there were 12,498,645 shares of the common stock of M-W Delaware issued and outstanding. Of these shares, _____________________shares (________ percent) were voted in favor of the adoption of the Merger Agreement. The number of shares voted for the Merger Agreement was sufficient for approval.

     Article 3. M-W Delaware owns 100% of the Common Stock of M-W Colorado and as the sole shareholder approved the Merger Agreement for M-W Colorado.

     Article 4. The effective time and date of the merger shall be 5:01 p.m. Eastern Daylight Time, May 30, 1997.

     Article 5. The Articles of Incorporation of M-W Colorado shall be amended as of the effective time and date recited above as follows:

                                   ARTICLE I

     The name of the Corporation is Mail-Well, Inc.


     IN WITNESS WHEREOF, these Articles of Merger have been signed and verified by the duly authorized officers of M-W Colorado and M-W Delaware on this _____ day of May, 1997.

                    MAIL-WELL COLORADO, INC.


                    By:__________________________________________
                                                , _____ President


                    By:__________________________________________
                                                , Secretary
VERIFIED:

_______________________________
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                    MAIL-WELL, INC.


                    By:________________________________________
                                           , ________ President


                    By:________________________________________
                                           , Secretary

VERIFIED:


_______________________________



STATE OF COLORADO                  )
                                   ) ss.
COUNTY OF _________________        )

     The foregoing instrument was acknowledged before me this ______ day of May, 1997, by ___________________, as _______ President of Mail-Well Colorado, Inc.
and as ______ President of Mail-Well, Inc..

     WITNESS my hand and official seal.

     My Commission expires: ________________

                    ------------------------------------------------
                    Notary Public


STATE OF COLORADO                  )
                                   ) ss.
COUNTY OF _________________        )

     The foregoing instrument was acknowledged before me this ______ day of May, 1997, by ___________________, as _______ President of Mail-Well Colorado, Inc.
and as ______ President of Mail-Well, Inc..

     WITNESS my hand and official seal.

     My Commission expires: ________________

                    ------------------------------------------------
                    Notary Public